Exhibit 3.2

BY-LAWS

OF

SUNCOM WIRELESS HOLDINGS, INC.

Amended and Restated as of February 22, 2008

ARTICLE I

Offices

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other matters shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting

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forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be not less than two (2) and not more than twelve (12), as fixed from time to time by a majority vote of the Board of Directors or holders of a majority of the stock issued and outstanding and entitled to vote at any annual meeting of the stockholders or at any special meeting thereof. In the event of any increase of the number of directors that becomes effective on a date other than the date of an annual meeting of the stockholders or any special meeting thereof called for that purpose, the additional directors shall be elected by vote of a majority of the board for a term ending at the next annual meeting of the Board of Directors.

Unless otherwise provided in these By-Laws, the directors shall be elected at the annual meeting of the stockholders and directors shall be nominated for election by vote of a majority of the Board of Directors or holders of a majority of the stock issued and outstanding and entitled to vote at an annual meeting of the stockholders or any special meeting thereof. Each director shall be elected to serve until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. Directors need not be stockholders.

SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

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SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 7. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by any director at the request of any director on at least two hours’ notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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SECTION 8. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, in accordance with applicable law, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be President, Secretary and Controller, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board of Directors who shall be a member of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as shall be deemed appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited by law.

All officers shall hold office at the pleasure of the Board of Directors and each officer shall hold office until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these By-Laws shall be construed as creating any kind of contractual right to employment with the corporation.

SECTION 2. PRESIDENT. The President shall be the chief executive officer of the corporation unless the Board of Directors designates some other officer to serve in such capacity. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into

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effect, and shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors.

If some officer other than the President is designated as the chief executive officer, such other officer shall have all of the powers conferred upon the President by these By-Laws to the extent permitted by law, and, in the absence or disability of such other officer, the President shall perform and exercise the duties of chief executive officer. The President or any other officer designated by the Board of Directors at any time is authorized to vote, grant proxies or consents for, or represent all shares of other corporations standing in the name of this corporation and may exercise all rights incident to such shares on behalf of this corporation.

In the event the President is absent or disabled, the Board of Directors shall promptly meet to confer the title, powers and duties of the President on another officer or officers.

SECTION 3. VICE PRESIDENT. Each Vice President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 4. SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record the proceedings of the meetings in the minute book of the corporation and shall keep the seal of the corporation in safe custody. The Secretary shall give notice, in conformity with these By-Laws, of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 5. CONTROLLER. The Controller shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The Controller shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Controller and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 6. RESIGNATION. Any officer may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the

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corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. Certificate of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any of or all the signatures may be facsimiles.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they

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deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 9. OTHER INSTRUMENTS. All other instruments, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents with or without the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by such person or persons as may be designated from time to time by the Board of Directors.

SECTION 10. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

INDEMNIFICATION

SECTION 1. INDEMNFICATION. Any individual who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (a “Proceeding”), whether civil, criminal, administrative, or investigative (whether or

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not by or in the right of the Corporation), by reason of the fact that such individual, or an individual of whom such individual is the legal representative, is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, manager, officer, incorporator, employee, partner, trustee, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), shall be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on an individual with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such Proceeding. Any other individual may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that any such individual is entitled to the benefits of this Article VI.

SECTION 2. ADVANCEMENT OF EXPENSES. The Corporation shall, from time to time, reimburse or advance to any director or officer or such other individual entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if (and only if) required by General Corporation Law of the State of Delaware, such expenses incurred by or on behalf of any director or officer or other individual may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other individual indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other individual is not entitled to be indemnified for such expenses.

SECTION 3. RIGHTS NOT EXCLUSIVE. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which an individual seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office.

SECTION 4. CONTINUING RIGHTS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to an individual who has ceased to be a director or officer (or other individual indemnified hereunder), shall inure to the benefit of the executors, administrators, legatees and distributees of such individual, and in any case, shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VI.

SECTION 5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any individual who is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, manager, officer, incorporator, employee, partner, trustee or agent of

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an Other Entity, against any liability asserted against such individual and incurred by such individual in any such capacity, or arising out of such individual’s status as such, whether or not the Corporation would have the power to indemnify such individual against such liability under the provisions of this Article VI, these By-Laws or under Section 145 of the General Corporation Law of the State of Delaware or any other provision of law.

SECTION 6. CONTRACT RIGHTS; NO REPEAL. The provisions of this Article VI shall be a contract between the Corporation, on the one hand, and each director and officer and any other individual indemnified hereunder who serves in such capacity at any time while this Article VI is in effect, on the other hand, pursuant to which the Corporation and each such director, officer, or other individual intend to be legally bound. No repeal or modification of this Article VI shall affect any rights or obligations with respect to any claim then or, heretofore or thereafter brought or threatened based in whole or in part upon any state of facts existing or occurring prior to such repeal or modification.

SECTION 7. ENFORCEABILITY; BURDEN OF PROOF. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall be enforceable by any individual entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is inappropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such Proceeding that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such individual is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the Proceeding or create a presumption that such individual is not so entitled. Such an individual shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

SECTION 8. SERVICE AT THE REQUEST OF THE CORPORATION. Any director or officer of the Corporation serving in any capacity in (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, (b) a limited liability company of which a majority of the membership interests is held, directly or indirectly, by the Corporation, or (c) any employee benefit plan of the Corporation or any corporation or limited liability company referred to in clauses (a) or (b) shall be deemed to be doing so at the request of the Corporation.

SECTION 9. RIGHT TO BE COVERED BY APPLICABLE LAW. Any individual entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VI may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the

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time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

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